                                                                    Exhibit 10.5

                    FORM OF INTELLECTUAL PROPERTY AGREEMENT
                    ---------------------------------------


         This Agreement is dated as of __________, 2000, between Arthur D. Little, Inc., a Massachusetts corporation ("Parent"), and c-quential, Inc., a Delaware corporation ("Sub").

         WHEREAS, Parent, Sub and certain Affiliates of Parent and Sub have entered into a Reorganization Agreement dated as of ___________, 2000 (the "Reorganization Agreement") pursuant to which Parent, together with the other members of the Parent Group, is assigning and transferring to Sub and the other members of the Sub Group certain businesses and assets associated with the Sub Business in exchange for the assumption by Sub and the other members of the Sub Group (except for members that are classified as foreign corporations for U.S. tax purposes) of certain liabilities and obligations associated with such Sub Business and the issuance by Sub to Arthur D. Little International, Inc., a Delaware corporation and the parent of Sub, the shares of capital stock of Sub on such terms and conditions as are contained therein;

         WHEREAS, in connection with the transactions contemplated by the Reorganization Agreement, Parent is entering into this Agreement pursuant to which Parent is granting to Sub certain licenses covering the use of certain intellectual property rights, all as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                1. DEFINITIONS

         1.1.   Defined Terms.  For purposes of this Agreement, the following
                -------------
terms shall have the following meanings:

         "Covered Intellectual Property" shall mean the Covered Marks, the Parent Name and Technology in which certain property rights are being granted by a royalty-free license pursuant to this Agreement.

         "Covered Marks" shall mean the Marks set forth on Schedule A attached
                                                           ----------
hereto.

         "Designated Industry" shall have the meaning set forth in the Reorganization Agreement.

         "Effective Date" shall have the meaning given to such term in the Reorganization Agreement.

         "Exclusivity Period" shall mean the period of time commencing on the Effective Date and ending on the third anniversary of the IPO Closing Date.

         "Group" shall have the meaning given to such term in the Reorganization Agreement.

         "Independent Director" with respect to Sub, shall mean a member of the Sub Board of Directors who is not an employee or officer of Sub or an officer, employee or director of Parent or a member of the Parent Group, and with respect to Parent, shall mean a member of the Parent Board of Directors who is not an employee or officer of Parent or a member of the Parent Group.

         "IPO Closing Date" shall have the meaning given to such term in the Reorganization Agreement.

         "Licenses" shall mean, collectively, the Marks License, the Name License and the Technology License.

         "Mark" shall mean any trademark, service mark, trade name, domain name, and the like, or other word, name, symbol or device, or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such goods or services, including, without limitation, the goodwill associated therewith, all registrations and applications therefor throughout the world and all common law and other rights therein throughout the world.

         "Marks License" shall mean the license granted by Parent to Sub in
Section 2.2 hereof.

         "Name License" shall mean the license granted by Parent to Sub in
Section 2.4 hereof.

         "Name License Term" shall have the meaning set forth in Section 2.4 hereof.

         "Parent" shall mean Arthur D. Little, Inc., a Massachusetts corporation.

         "Parent Group" shall have the meaning given to such term in the Reorganization Agreement.

         "Parent Name" shall consist of the name "Arthur D. Little" and any similar name, and all derivatives thereof in any form which a consumer would be reasonably likely to associate with Arthur D. Little, but shall not include the Covered Marks.

         "Reorganization Agreement" shall have the meaning set forth in the recitals.

         "Sub" shall mean c-quential, Inc., a Delaware corporation.

         "Sub Business" shall have the meaning given to such term in the Reorganization Agreement.

         "Sub Group" shall have the meaning given to such term in the Reorganization Agreement.

         "Technology" shall mean technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, trade secrets, copyrights, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like, which are related in any way to the Sub Business, and any improvements or modifications to any of the foregoing. The term Technology includes trade secrets and any other intellectual property rights, including, without limitation, the rights set forth on Schedule B attached
                                                       ----------
hereto, but expressly does not include any Mark.

         "Technology License" shall mean the license granted by Parent to Sub in
Section 2.3 hereof.

         "Term" shall have the meaning set forth in Section 4 hereof.

         1.2.  Capitalized Terms.  All other capitalized terms used herein and
               -----------------
not defined shall have the meanings given to them in the Reorganization
Agreement.

                            2. OWNERSHIP; LICENSES

         2.1.  Ownership of Licensed Intellectual Property. The parties hereby
               -------------------------------------------
confirm that Parent and the members of the Parent Group own all right, title and interest in and to the Covered Intellectual Property, and that other than the Licenses granted to Sub hereunder, Parent and the members of the Parent Group retain all right, title and interest in the Covered Intellectual Property. At all times during the Term, Sub shall, and shall cause the other members of the Sub Group to, at Parent's request, assist Parent in the procurement and maintenance of Parent's rights in the Covered Intellectual Property, including, without limitation, the execution and delivery of all documents and instruments that Parent deems reasonably necessary to protect its rights in the Covered Intellectual Property, and any legends or notices on Sub materials and products as may be required by applicable law or reasonably requested by Parent. In addition, Sub shall not, and shall cause the other members of the Sub Group not to, grant any Person a security interest in the Covered Intellectual Property, or record any such security interest in the United States Patent and Trademark Office or elsewhere.

         2.2.  Marks License. Subject to the terms and conditions of this
               -------------
Agreement, Parent, as licensor, does hereby grant to Sub, as licensee, commencing on the Effective Date, a perpetual, irrevocable, fully paid-up, royalty-free, world-wide license to use and display the Covered Marks in any medium in connection with the promotion, marketing, advertising, publicity and operation of the Sub Business (the "Marks License"). The Marks License shall be exclusive to Sub with respect to the Designated Industry during the Exclusivity Period, and thereafter shall be non-exclusive for all purposes.

         2.3.  Technology License.
               ------------------

         (a) Subject to the terms and conditions of this Agreement, Parent, as licensor, does hereby grant to Sub, as licensee, a perpetual, irrevocable, fully paid-up, royalty-free, world-wide license to use, publicly perform, display, copy, have copied, modify, have modified, market, distribute and sublicense the Technology in connection with any aspect of the operation of the Sub Business (the "Technology License"). Sub may exercise the Licenses set forth in this Section 2.3 directly or indirectly through resellers, distributors, sales representatives or remarketers. The Technology License shall be exclusive to Sub with respect to the Designated Industry during the Exclusivity Period, and thereafter shall be non-exclusive for all purposes.

         (b)   Derivative Works.  Sub shall own any derivative works of the
               ----------------
Technology created or developed by Sub, subject to Parent's underlying rights in the Technology.

         2.4.  Name License.  Subject to the terms and conditions of this
               ------------
Agreement, Parent, as licensor, does hereby grant to Sub, as licensee, commencing on the Effective Date and continuing until the date which is the fifth anniversary of the IPO Closing Date, subject to earlier termination as provided herein (the "Name License Term"), a fully paid-up, royalty-free, world-wide license to use and display the Parent Name in connection with the operation of the Sub Business (the "Name License"). The Name License shall be exclusive to Sub with respect to the Designated Industry during the Exclusivity Period, and thereafter shall be non-exclusive for all purposes.

         2.5.  Prohibited Uses.  All rights not specifically granted hereunder
               ---------------
shall be considered specifically excluded from the grant of the Licenses. Without limiting the generality of the foregoing, Sub shall not, and shall cause each other member of the Sub Group not to:

               2.5.1. sub-license the use of the Covered Intellectual Property to any Person other than a member of the Sub Group; and

               2.5.2. use the Covered Intellectual Property in a manner which is inconsistent with its use by Parent and Sub on the Effective Date.

         2.6.  DISCLAIMER OF WARRANTIES.  NOTHING IN THIS AGREEMENT SHALL BE
               ------------------------
DEEMED TO BE A REPRESENTATION OR WARRANTY BY PARENT, AS LICENSOR, OF THE SCOPE, VALIDITY, ENFORCEABILITY, VALUE OR FREEDOM FROM INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OF ANY OF THE COVERED INTELLECTUAL PROPERTY. PARENT, AS LICENSOR, SHALL NOT HAVE ANY LIABILITY WHATSOEVER TO SUB, AS LICENSEE, OR TO ANY OTHER PERSON ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON SUB, AS LICENSEE, OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (a) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT THROUGH THE USE OR PRACTICE OF ANY OF THE COVERED INTELLECTUAL PROPERTY, (b) THE OTHER USE OF ANY OF THE COVERED INTELLECTUAL PROPERTY OR (c) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

         2.7.  Reorganization. The Licenses granted herein are part of the
               --------------
contribution by Parent to Sub of the Sub Business in a transaction or transactions described in Section 351 of the Code, and as such, the consideration given by Sub in exchange for the rights granted hereunder consists solely of the Sub Shares and the assumption of the Assumed Liabilities as described in the Reorganization Agreement.

         2.8.  Infringement of Covered Intellectual Property.  In the event that
               ---------------------------------------------
either Parent or Sub learns that any entity is or may be infringing in any way on any of the Covered Intellectual Property licensed hereunder, or is engaged in conduct which is liable to cause deception or confusion to the public, or is diluting or infringing any right of the parties hereto, such party shall notify the other party. Parent shall have the sole initial right to determine whether or not any action shall be taken against such unauthorized use or infringement. Parent shall promptly notify Sub of its determination and shall briefly describe the action, if any, which it shall take. In the event that Parent initiates litigation against any entity, Parent shall choose the attorneys, control the litigation, pay the litigation expenses, and retain any settlement amount or damages recovered as a result of any judgment in favor of Parent. In the event that Parent takes no action to stop such alleged unauthorized use or infringement within sixty (60) days following notice by Sub or Parent, as the case may be (or such earlier date as Sub reasonably determines is necessary to avoid prejudicing the parties' ability to bring an action with respect to such alleged unauthorized use or infringement), of such unauthorized use or infringement, then Sub may either (i) initiate litigation or such other action with respect to protesting its rights granted hereunder against such unauthorized use or infringement, or (ii) by written notice to Parent, request that Parent bring an action with respect to such alleged unauthorized use or infringement at the expense of Sub, in which event Parent shall promptly commence such action, but only if Sub certifies to Parent that in Sub's good faith judgment failure to take action against the unauthorized use or infringement in question is likely to have a material adverse effect on the Sub Business. Any settlement amount or damages awarded in any such suit referenced in the preceding sentence shall, after payment of expenses incurred by the parties, be paid to Sub.

         In any action taken pursuant to this Section 2.8, Sub shall reasonably cooperate with Parent in all respects, to have the appropriate employees of Sub assist in the preparation of the suit and testify if requested by Parent, and to make available any records, papers, information, specimens and the like.

         Except as expressly provided herein, all expenses incurred in connection with actions taken pursuant to this Section 2.8 shall be borne independently by each of the parties, with each party being liable solely for the fees and expenses it incurs in connection with such action.

                         3. NON-DISCLOSURE AGREEMENTS

         Sub shall, and shall cause the other members of the Sub Group, to cause their respective employees, promptly after the Effective Date, to enter into and execute non-disclosure agreements, in form and substance reasonably satisfactory to Parent and on terms not least as restrictive as the confidentiality provisions in the Reorganization Agreement, governing the use by such employees of confidential information relating to Parent, including, without limitation, confidential information relating to the Technology, and shall take all reasonable steps necessary to enforce each such non-disclosure agreement after its execution.

                                    4. TERM

         Except for the Name License, which shall continue in effect until expiration of the Name License Term, this Agreement shall continue in effect in perpetuity from the Effective Date, unless earlier terminated by agreement among the parties; provided, however, that the provisions of Sections 2.8, 3, 5.1 and
5.2 shall remain in effect indefinitely or until such time as the obligations of both parties hereunder shall have been fully discharged.

                               5. MISCELLANEOUS

         5.1.  Confidentiality. The provisions of Section 8 of the
               ---------------
Reorganization Agreement relating to confidentiality shall apply with respect to any information obtained or learned by either party from the other party in connection with the assignments and licenses contemplated hereby. This Section shall survive the termination of this Agreement.

         5.2.  Dispute Resolution. All disputes, controversies or claims between
               ------------------
Parent and Sub arising out of or relating to this Agreement, including, without limitation, the breach, interpretation or validity of any term or condition hereof, shall be resolved in accordance with the provisions of the Reorganization Agreement relating to dispute resolution.

         5.3.  Amendment and Waiver.  The provisions of this Agreement,
               --------------------
including, without limitation, this Section, may not be waived and this Agreement shall not be amended or modified except in accordance with this Section. The provisions of this Agreement may be waived only by the written consent of a majority of the Independent Directors of the party which is the beneficiary of the particular provision being waived. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. The provisions of this Agreement may be amended, modified or supplemented only by the written consent of a majority of the Independent Directors of each of the parties.

         5.4.  Notices.  Any notice to any party hereto given pursuant to this
               -------
Agreement shall be in writing and shall be given by the means, and to the addresses, set forth in the "Notices" section of the Reorganization Agreement.

         5.5.  Successors and Assigns. This Agreement may not be assigned by
               ----------------------
either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void; provided, however, that either party may assign or transfer this
         --------  -------
Agreement without the consent of the non-assigning party to an entity that succeeds to all or substantially all of the business, assets or capital stock of such party or to another member of such party's Group (until such time as such Person is no longer a member of such Group). This Agreement shall inure to the benefit of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto.

         5.6.  Entire Agreement; Parties in Interest. This Agreement (including
               -------------------------------------
the Schedules hereto and the provisions of the Reorganization Agreement incorporated herein by reference) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

         5.7.  Severability. If any term or provision of this Agreement or the
               ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         5.8.  Captions.  Captions and headings are supplied herein for
               --------
convenience only and shall not be deemed a part of this Agreement for any purpose.

         5.9.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

         5.10. Counterparts.  This Agreement may be executed in several
               ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

                         [Signature page follows next]

         IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal, all as of the day and year first written above.

                                     PARENT:

                                     ARTHUR D. LITTLE, INC., a Massachusetts
                                     corporation


                                     By:________________________________________
                                        Name:
                                        Title:



                                     SUB:_______________________________________

                                     C-QUENTIAL, INC., a Delaware corporation


                                     By:________________________________________
                                        Name:
                                        Title:

                                  SCHEDULE A
                                  ----------

                                 COVERED MARKS
                                 -------------

                                  SCHEDULE B
                                  ----------

                                  TECHNOLOGY
                                  ----------

                                       10